As filed with the Securities and Exchange Commission on May 23, 2008
Registration No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	03-0300793

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4960 Conference Way North Suite 100 Boca Raton, Florida	33431

(Address of Principal Executive Offices)	(Zip Code)
Bluegreen Corporation 2008 Stock Incentive Plan

(Full title of the plan)
Anthony M. Puleo
Bluegreen Corporation
4960 Conference Way North
Suite 100
Boca Raton, Florida 33431

(Name and address of agent for service)
(561) 912-8270

(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed
Title of	Amount to be	offering price	maximum aggregate	Amount of
securities to be registered	registered(1)	per share(2)	offering price(2)	registration fee(2)
Common stock, par value $0.01 per share(3)	4,000,000	$7.02	$28,080,000	$1,104

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this registration statement shall also cover any additional shares of common stock which may become issuable under the Bluegreen Corporation 2008 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low prices of the common stock on the New York Stock Exchange on May 20, 2008.

(3)	Each share of common stock registered under this registration statement includes an associated right to purchase from the registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock for $40.00. These purchase rights are not exercisable until the occurrence of certain prescribed events, none of which has occurred, and these purchase rights are evidenced by the certificates representing the common stock and may be transferred only with the common stock. The value attributable to these purchase rights, if any, is reflected in the value of the common stock.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Bluegreen Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 3, 2008.

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the Commission on May 9, 2008.

(3)	The Company’s Current Report on Form 8-K, filed with the Commission on January 7, 2008.

(4)	The Company’s Current Report on Form 8-K, filed with the Commission on February 19, 2008.

(5)	The Company’s Current Report on Form 8-K, filed with the Commission on April 4, 2008.

(6)	The Company’s Current Report on Form 8-K, filed with the Commission on April 23, 2008.

(7)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 9, 2008, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(8)	The description of the Company’s common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 27, 1985, from the Company’s Registration Statement on Form S-1 (Commission File No. 33-13076).

(9)	The description of the Company’s preferred share purchase rights contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on August 2, 2006, and Amendments Nos. 1, 2 and 3 thereto, filed with the Commission on October 18, 2006, May 24, 2007 and October 16, 2007, respectively.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
     Not required.
Item 5. Interests of Named Experts and Counsel.
     Not required.
Item 6. Indemnification of Directors and Officers.
     As permitted by Chapter 156B of the Massachusetts General Laws (“Chapter 156B”), the Company’s Restated Articles of Organization, as amended (the “Charter”), contain a provision which limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 61 and Section 62 of Chapter 156B or (iv) any transaction from which the director derived an improper personal benefit. This provision does not eliminate a stockholder’s right to seek nonmonetary remedies, such as an injunction, rescission or other equitable remedy, to redress action taken by the directors. However, there may be instances in which no effective equitable remedy is available.
     The Company’s Charter provides, in part, that the Company shall indemnify any person who is or was a director or officer of the Company and each person who is or was serving as a director or officer of another organization in which the Company, directly or indirectly, owns shares or of which the Company is, directly or indirectly, a creditor against all liabilities, cost and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in settlement or as fines and penalties and counsel fees and disbursements reasonably incurred by him or her in connection with the defense or disposition of, or otherwise in connection with or resulting from, any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while in office or thereafter, by reason of his or her being or having been such a director or officer or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which he or she shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. Such indemnification is not exclusive of other indemnification rights arising under any by-law provision, agreement, board of directors’ or stockholders’ vote or otherwise.
     Section 67 of Chapter 156B provides that officers and directors may receive indemnification from their corporations for actual or threatened lawsuits, except that indemnification may not be provided for any person with respect to any matter to which such person has been adjudicated not to have acted in good faith in the reasonable belief that such person’s action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Section 67 of Chapter 156B further provides, however, that a corporation may purchase indemnification insurance covering liabilities of, among other persons, the corporation’s officers and directors, whether or not the corporation, under Massachusetts law, would have the power to indemnify the insureds against such liabilities. The Company currently maintains such insurance.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed herewith:

Exhibit
Number	Description

4.1	Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.17 of the Company’s Annual Report on Form 10-K, filed with the Commission on March 3, 2008)

4.2	Rights Agreement, dated as of July 27, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Commission on August 2, 2006)

4.3	Amendment to Rights Agreement, dated as of October 16, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the Commission on October 18, 2006)

4.4	Second Amendment to Rights Agreement, dated as of May 21, 2007, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K, filed with the Commission on May 24, 2007)

4.5	Third Amendment to Rights Agreement, dated as of October 15, 2007, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.6 of the Company’s Current Report on Form 8-K, filed with the Commission on October 16, 2007)

4.6	Stipulation and Order, dated as of October 16, 2006, by and between Bluegreen Corporation and its directors and David A. Siegel, David A. Siegel Revocable Trust and Central Florida Investments, Inc. (incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K, filed with the Commission on October 18, 2006)

4.7	Amendment to Stipulation and Order, dated as of May 21, 2007, by and between Bluegreen Corporation and its directors and David A. Siegel, David A. Siegel Revocable Trust and Central Florida Investments, Inc. (incorporated herein by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the Commission on May 24, 2007)

Exhibit
Number	Description

4.8	Second Amendment to Stipulation and Order, dated as of October 15, 2007, by and between Bluegreen Corporation and its directors and David A. Siegel, David A. Siegel Revocable Trust and Central Florida Investments, Inc. (incorporated herein by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K, filed with the Commission on October 16, 2007)

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page to this registration statement)
Item 9. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any propectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on May 23, 2008.

BLUEGREEN CORPORATION
By:	/s/ John M. Maloney, Jr.
John M. Maloney, Jr.,
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Maloney, Jr. and Anthony M. Puleo, and each of them acting alone, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John M. Maloney, Jr. John M. Maloney, Jr.	President and Chief Executive Officer	May 23, 2008
/s/ Anthony M. Puleo Anthony M. Puleo	Senior Vice President, Chief Financial Officer and Treasurer	May 23, 2008
/s/ Raymond S. Lopez Raymond S. Lopez	Senior Vice President and Chief Accounting Officer	May 23, 2008
/s/ Alan B. Levan Alan B. Levan	Chairman of the Board	May 23, 2008
/s/ John E. Abdo John E. Abdo	Vice Chairman of the Board	May 23, 2008
/s/ Norman H. Becker Norman H. Becker	Director	May 23, 2008
/s/ Lawrence A. Cirillo Lawrence A. Cirillo	Director	May 23, 2008

SIGNATURE	TITLE	DATE
/s/ Robert F. Dwors Robert F. Dwors	Director	May 23, 2008
/s/ Scott W. Holloway Scott W. Holloway	Director	May 23, 2008
/s/ John Laguardia John Laguardia	Director	May 23, 2008
/s/ Mark A. Nerenhausen Mark A. Nerenhausen	Director	May 23, 2008
/s/ J. Larry Rutherford J. Larry Rutherford	Director	May 23, 2008
/s/ Arnold Sevell Arnold Sevell	Director	May 23, 2008

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of Ernst & Young LLP